EXHIBIT 99.1

For further information:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. Raises $217 Million in New Capital

CHICAGO, May 19, 2009 — PrivateBancorp, Inc.  (NASDAQ:  PVTB) today announced it has closed its previously announced underwritten public offering of 11.6 million shares of newly issued common stock at a public offering price of $19.25 per share.  The Company also announced that the underwriters partially exercised their over-allotment option and have purchased an additional 266,673 shares of newly issued common stock. The Company had granted the underwriters an over-allotment option to purchase an additional 1.74 million shares.

The net proceeds from the offering, including the partial exercise of the over-allotment option, were approximately $217 million after deducting underwriting commissions but before offering expenses. The net proceeds from the offering qualify as tangible common equity and Tier 1 capital and will be used for working capital and general corporate purposes.

J.P. Morgan Securities Inc. acted as the sole book-running manager.  Robert W. Baird & Co. Incorporated, William Blair & Company, L.L.C., Keefe, Bruyette & Woods, Inc. and SunTrust Robinson Humphrey, Inc. were co-managers.

The shares were issued pursuant to a prospectus supplement to the prospectus filed as a part of the Company’s effective shelf-registration statement on Form S-3 (File No. 333-150767). This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Copies of a prospectus with respect to this offering may be obtained from J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, Attention: Prospectus Department, 718-242-8002.

About PrivateBancorp, Inc.

PrivateBancorp, Inc. is a growing diversified financial services company with 23 offices in nine states and $10.4 billion in assets as of March 31, 2009. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and wealthy families.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, unforeseen difficulties and higher than expected costs associated with the continued implementation of our Strategic Growth Plan and our recent growth; any need to continue to increase our allowance for loan losses; unforeseen difficulties in integrating new hires; inability to retain top management personnel; insufficient liquidity or funding sources or the inability to obtain on terms acceptable to the Company the funding necessary to fund its loan growth; the failure to obtain on terms acceptable to us, or at all, the capital necessary to maintain our regulatory capital ratios above the “well-capitalized” threshold; slower than anticipated growth of the Company’s business or unanticipated business declines, including as a result of continuing negative economic conditions; fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas; the effect of continued margin pressure on the Company’s earnings; legislative or regulatory changes, particularly changes in the regulation of financial services companies and/or the products and services offered by financial services companies; unforeseen difficulties relating to the mergers and integrations of subsidiary banks; further deterioration in asset quality; any additional charges related to asset impairments; adverse developments in the Company’s loan or investment portfolios; failure to improve operating efficiencies through expense controls; competition; and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.